Exhibit 3.29

NORTH CAROLINA

Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF ORGANIZATION

OF

GENERAL PARTS DISTRIBUTION LLC

the original of which was filed in this office on the 24th day of October, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of April, 2020. Secretary of State
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C200729600024

SOSID: 1008770
Date Filed: 10/24/2007 3:43:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200729600024

State of North Carolina

Department of the Secretary of State

Limited Liability Company

ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of fanning a limited liability company.

1.	The name of the limited liability company is GENERAL PARTS DISTRIBUTION LLC.

2.	This limited liability company shall survive in perpetuity.

3.	The name and address of each person executing these articles of organization is as follows:

ROBERT A. WICKER

Organizer

2635 E. Millbrook Rd.

Raleigh, NC 27604

4.	The street address and county of the initial registered office and principal office of the limited liability company is 2635 E. Millbrook Road, Raleigh, Wake County, North Carolina 27604.

5.	The mailing address of the initial registered office is PO Box 26006, Raleigh, North Carolina 27611.

6.	The name of the initial registered agent is: CRANC, INC.

7.	Except as provided by § 57C-3-20(a) the General Statutes of North Carolina, the members of this limited liability company shall not be managers by virtue of their status as members.

8.	These articles will be effective upon filing.

This is the 19th day of October, 2007.

GENERAL PARTS DISTRIBUTION LLC

By:	/s/ Robert A. Wicker
ROBERT A. WICKER, Organizer